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THIS DOCUMENT CONTAINS 6 PAGES.
THE EXHIBIT INDEX IS LOCATED ON PAGE 4.

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

                        MASSACHUSETTS                                                     04-1360950
                 (State or other jurisdiction                                (I.R.S. employer identification no.)
              of incorporation or organization)

                            ------------------------

          7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886-0033
                    (Address of principal executive offices)

                         ------------------------------

                           1991 EQUITY INCENTIVE PLAN
                 1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                 ROBERT M. DUTKOWSKY                                           Copy to:
                     GENRAD, INC.                                    CONSTANTINE ALEXANDER, ESQ.
               7 TECHNOLOGY PARK DRIVE                              NUTTER, MCCLENNEN & FISH, LLP
               WESTFORD, MA 01886-0033                                 ONE INTERNATIONAL PLACE
                    (978) 589-7000                                 BOSTON, MASSACHUSETTS 02110-2699
             (Name, address and telephone                                   (617) 439-2000
             number of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES             AMOUNT BEING     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
                TO BE REGISTERED                    REGISTERED (1)           SHARE               PRICE          REGISTRATION FEE
Common Stock, $1.00 par value per share              500,000 Shares         $7.16(2)         $3,580,000(2)         $945.12(2)
Common Stock, $1.00 par value per share              500,000 Shares         $7.16(3)         $3,580,000(3)         $945.12(3)

(1) This Registration Statement covers 500,000 shares of Common Stock which may be issued under the Registrant's 1991 Equity Incentive Plan and 500,000 shares of Common Stock which may be issued under the Registrant's 1997 Non-Qualified Employee Stock Option Plan (collectively the "Plans"). In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon 500,000 shares underlying awards to be made under the 1991 Equity Incentive Plan at an assumed per share exercise price of $7.16, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on May 26, 2000.

(3) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon 500,000 shares underlying awards to be made under the 1997 Non-Qualified Employee Stock Option Plan at an assumed per share exercise price of $7.16, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on May 26, 2000.

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    In accordance with General Instruction E to Form S-8, the contents of the
Registrant's Registration Statements on Form S-8 (File Nos. 33-42789, 33-52009, 33-53871, 333-05235, 333-64329 and 333-87249), relating to the Registrant's 1991
Equity Incentive Plan, are incorporated by reference in this Registration Statement.

    In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 333-43445 and 333-69045), relating to the Registrant's 1997 Non-Qualified Employee Stock Option Plan, are incorporated by reference in this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

    See the Exhibit Index immediately preceding the exhibits attached hereto.

                                      II-2
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 31st day of May 2000.

                                GENRAD, INC.

                                BY:  /S/ WALTER A. SHEPHARD
                                     -----------------------------------------
                                     Walter A. Shephard
                                     Vice President, Chief Financial Officer
                                     and Clerk

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Dutkowsky and Walter A. Shephard, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

                      SIGNATURES                                      TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

               /s/ ROBERT M. DUTKOWSKY                  President, Chief Executive
     -------------------------------------------          Officer and Director                  May 31, 2000
                 Robert M. Dutkowsky

                /s/ WALTER A. SHEPHARD                  Vice President, Chief Financial
     -------------------------------------------          Officer, Principal Accounting         May 31, 2000
                  Walter A. Shephard                      Officer and Clerk

               /s/ WILLIAM S. ANTLE III                 Director
     -------------------------------------------                                                May 31, 2000
                 William S. Antle III

                                      II-3
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
                      SIGNATURES                                      TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------
               /s/ RUSSELL A. GULLOTTI                  Director
     -------------------------------------------                                                May 31, 2000
                 Russell A. Gullotti

               /s/ LOWELL B. HAWKINSON                  Director
     -------------------------------------------                                                May 31, 2000
                 Lowell B. Hawkinson

                /s/ WILLIAM G. SHEERER                  Director
     -------------------------------------------                                                May 31, 2000
                  William G. Sheerer

                /s/ ADRIANA STADECKER                   Director
     -------------------------------------------                                                May 31, 2000
                  Adriana Stadecker

                    /s/ ED ZSCHAU                       Director
     -------------------------------------------                                                May 31, 2000
                      Ed Zschau

                                 EXHIBIT INDEX

EXHIBIT NO.                                        TITLE
-------------  ------------------------------------------------------------------------------

Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP

Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5)

Exhibit 23.2   Consent of PricewaterhouseCoopers LLP